Exhibit 99.1

Kingold Jewelry Provides Update on Impact of Coronavirus Outbreak;

Expects Delays in Reporting Cycle

WUHAN CITY, China, February 12, 2020 - Kingold Jewelry, Inc. (“Kingold” or the “Company”) (NASDAQ: KGJI), one of China’s leading manufacturers and designers of high quality 24-karat gold jewelry, ornaments and investment-oriented products, today provided an update on the impact of the Coronavirus outbreak on its business and operation.

Headquartered in Wuhan, the provincial capital of Hubei province, China, Kingold is in the epicenter of the Coronavirus outbreak. The entire city of Wuhan has been locked down by the central government of China since January 23, 2020. In compliance with the government health emergency rules in place, the Company has been temporarily closed and its jewelry production operations have been halted since January 12, 2020. All company personnel have been required to stay at home until further notice by the government based on the development of this medical epidemic. In the short term, the Company expects the situation to have a material impact on its operations in the first quarter of 2020. The impact of the Coronavirus on the Company’s operation and financial results for 2020 remains to be seen.

While the Company’s business operation and financial results for the year ended December 31, 2019 were not affected by this health crisis, its financial statements preparation and auditing process have been delayed due to government imposed quarantines, office closings and travel restrictions affecting the Company’s personnel and service providers. It is impossible to predict when the 2019 year-end procedures can resume or be completed at this time.

On January 30, 2020, in a public statement, Securities and Exchange Commission (SEC) Chairman Jay Clayton stated that he had requested the SEC staff “to monitor and, to the extent necessary or appropriate, provide guidance and other assistance to issuers and other market participants regarding disclosures related to the current and potential effects of the coronavirus.” The SEC recognized that such effects may be difficult to assess or predict both generally and on an issuer-specific basis and that actual effects will depend on many factors beyond the control and knowledge of any issuer. The Coronavirus situation continues to evolve and accordingly, the Company is closely minoring the development of the medical crisis and will provide an update on the operational and financial impacts as it obtains further information.

Chairman and CEO, Mr. Zhihong Jia, stated, “We are continuing to work closely with our provincial and city governments to take all necessary precautions during this outbreak until such time as conditions to resume operations are suitable. As always, our top priority is on the safety and security of our employees, customers, and their families. We expect to provide regular updates as we evaluate any impact on our operations in the coming weeks.”

About Kingold Jewelry, Inc.

Kingold Jewelry, Inc. (NASDAQ: KGJI), centrally located in Wuhan City, one of China's largest cities, was founded in 2002 and today is one of China's leading designers and manufacturers of 24-karat gold jewelry, ornaments, and investment-oriented products. The Company sells both directly to retailers as well as through major distributors across China. Kingold has received numerous industry awards and has been a member of the Shanghai Gold Exchange since 2003. For more information, please visit www.kingoldjewelry.com.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by words such as “expects,” “believe,” “project,” “anticipate,” or similar expressions. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Forward-looking statements are subject to a number of risks, including those contained in Kingold's SEC filings available at www.sec.gov, including Kingold's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Kingold undertakes no obligation to update or revise any forward-looking statements for any reason.

Company Contact

Kingold Jewelry, Inc.

Bin Liu, CFO

Phone: +1-847-660-3498 (US) / +86-27-6569-4977 (China)

bl@kingoldjewelry.com

Investor Relations Counsel:

The Equity Group Inc.

Adam Prior (in US)

Phone: +212 836-9606

aprior@equityny.com

Lucy Ma (in China)

Phone: 86-10 5661 7012

lma@equityny.com